Exhibit 99.1

Delivery Circle, LLC

Financial Statements

As of and for the year ended December 31, 2023

Balance Sheet	page 2

Statement of Income	page 3

Statement of Changes in Members’ Equity	page 4

Statement of Cash Flows	page 5

Notes to Financial Statements	page 6

Delivery Circle, LLC

Balance Sheet

As of December 31, 2023

Assets
Current assets
Cash	$602,553
Accounts receivable	542,139
Prepaid expenses and other current assets	52,595
Total current assets	1,197,287

Internally developed software, net	501,911

Total assets	$1,699,198

Liabilities and Members’ Equity
Current liabilities
Accounts payable and accrued expenses	$276,824
Total current liabilities	276,824
Total liabilities	276,824

Commitments and Contingencies (see Note 3)

Members’ equity
Convertible Series A Members’ Units, no par value; 733,331 units authorized, issued, and outstanding as of December 31, 2023	4,416,336
Class A Members’ Units, no par value; 2,800,000 units authorized, 1,093,149 units issued, and outstanding as of December 31, 2023	754,052
Class P Members’ Units, no par value; 683,439 units authorized, 445,939 units issued, and outstanding as of December 31, 2023	-
Accumulated deficit	(3,748,014)
Total members’ equity	1,422,374

Total liabilities and members’ equity	$1,699,198

The accompanying notes are an integral part of these financial statements

Delivery Circle, LLC
Statement of Income

For the year ended December 31, 2023

Revenues	$8,428,342
Cost of revenues:
Delivery charges	6,600,316
Operations support	224,961
Total cost of revenues	6,825,277
Gross profit	1,603,065

Operating expenses:
Selling	111,563
General and administrative	1,028,199
Total operating expenses	1,139,762
Income from operations	463,303

Other income:
Interest income	2,753

Net Income	$466,056

The accompanying notes are an integral part of these financial statements

Delivery Circle, LLC

Statement of Changes in Members’ Equity

For the year ended December 31, 2023

	Members' Equity						Accumulated	Total Members’
	Series A Units	Amount	Class A Units	Amount	Class P Units	Amount	Deficit	Equity
Balance as of January 1, 2023	733,331	$4,416,336	1,093,149	$754,052	445,939	$-	$(4,214,070)	$956,318
Net income	-	-	-	-	-	-	466,056	466,056
Balance as of December 31, 2023	733,331	$4,416,336	1,093,149	$754,052	445,939	$-	$(3,748,014)	$1,422,374

The accompanying notes are an integral part of these financial statements

Delivery Circle, LLC

Statement of Cash Flows

For the year ended December 31, 2023

Cash flows from operating activities:
Net Income	$466,056
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	105,599
Changes in operating assets and liabilities:
Accounts receivable	(210,812)
Prepaid expenses and other current assets	(16,179)
Accounts payable	164,685
Net cash provided by operating activities	509,349

Cash flows from investing activities:
Capitalized software development	(366,826)
Net cash used in investing activities	(366,826)

Net increase in cash	142,523
Cash beginning	460,030
Cash ending	$602,553

Supplemental Cash Flow Information
Cash paid for Interest	$-
Cash paid for Taxes	$-

The accompanying notes are an integral part of these financial statements

Notes to Financial Statements

1.          Nature of Operations:

Delivery Circle, LLC (the “Company” or “Delivery Circle”), is a limited liability company which was incorporated under the laws in Delaware and is headquartered in Claymont, Delaware.

Delivery Circle is a logistics company providing fast and flexible same day delivery for products using contracted drivers as independent contractors through its online and mobile last mile local delivery platform. Delivery Circle optimizes routes and manages day-to-day dispatch to provide delivery services across the United States, connected by its proprietary cloud-based mobile application. The Company generates revenue through delivery fees earned from completed deliveries and incurs its direct costs through the delivery charges from its independent contractors.

2.          Significant Accounting Policies

Basis of Presentation

These financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to the “ASC” hereafter refer to the Accounting Standards Codification established by the Financial Accounting Standards Board (“FASB”) as the source of authoritative U.S. GAAP.

Use of Estimates

The preparation of these financial statements and related disclosures in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent liabilities at the date of these financial statements and the reported amounts of revenue and expenses during the reporting period. Management evaluates its estimates on an ongoing basis. Actual results could differ from the estimates used.

Cash

The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. As of December 31, 2023, the Company had $252,553 of uninsured cash.

Accounts Receivable and Allowance for Credit Losses

Accounts receivable represent amounts owed from customers for completed deliveries. Accounts receivable is recorded at the amount management expects to collect from outstanding balances with its customers.

Effective January 1, 2023, the Company adopted Accounting Standards Codification (“ASC”) Topic 326 Financial Instruments–Credit Losses (“ASC 326”), which requires measurement and recognition of expected credit losses for financial assets. The Company evaluates its outstanding receivables to determine if an allowance for credit losses is warranted on a per customer basis. We continuously review receivables and, as information concerning credit quality and/or overall economic environment arises, reassess our expectations of future losses and record an incremental reserve for expected credit losses if warranted at that time. Our current allowance for credit losses represents our current expectation of credit losses; however, future expectations could change as international unrest or other macro-economic factors impact the financial stability of our customers. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of December 31, 2023 the Company did not have an allowance for credit losses associated with its accounts receivable.

Internally Developed Software:

Delivery Circle offers services to their customers with its internal-use software that is accounted for in accordance with ASC 350-40, Intangibles—Goodwill and Other—Internal-Use Software (“ASC 350-40”). Delivery Circle customers access the solution through a mobile application. The costs of developing the solution — including, but not limited to, the formulation of conceptual ideas regarding the identified product need, designing of the solution, specific coding associated with the solution, and testing of the different versions developed — are all considered internal-use capitalized software costs under the guidance in ASC 350-40. The Company only capitalizes costs of developing the solution if the capitalization criteria outlined in ACS 350-40 is met. Any activities associated with the preliminary planning phase, such as determining performance requirements of the software or exploring alternatives, are expensed as incurred.

Upon completion of the activities related to development of the Company’s software solution, any further costs are expensed as incurred unless they significantly enhance the software. Capitalized software costs could become impaired in the future due to declines in profitability or changes in volume, market pricing, cost, manner in which an asset is used, laws and regulations, or the business environment matters. As of December 31, 2023, the Company has determined that there was no impairment related to its capitalized internal-use software.

Amounts capitalized are amortized over a period of four years on a straight-line basis beginning on the date the software is ready for its intended use.

As of December 31, 2023, gross capitalized internal-use software costs totaled $636,831. Accumulated amortization as of December 31, 2023 totaled $134,920. Amortization of capitalized internal-use software costs were $105,599 for the year ended December 31, 2023 and is included in general and administrative expenses in the statement of income.

The Company’s future amortization expenses of capitalized internal-use software are approximately as follows:

For the years ended December 31,	Amount
2024	$159,644
2025	159,208
2026	129,558
2027	53,501
$501,911

Revenue Recognition

The Company recognizes revenues in accordance with Accounting Standards Codification Topic 606 (“ASC 606”), Revenue from Contracts with Customers. Under ASC 606, revenues are recognized when control of the promised goods or services is transferred to the customer in an amount that reflects the consideration the Company expects to be entitled to in exchange for transferring those goods or services.

The Company assesses the goods or services promised within each contract and determines those that are performance obligations, and assesses whether each promised good or service is distinct. The Company then recognizes as revenue the amount of the transaction price that is allocated to the respective performance obligation when (or as) the performance obligation is satisfied.

The Company generates revenue from delivery fees paid by its customers from completed deliveries. The Company generates revenues at the point in time when the goods requested by the Company’s customer are delivered to their end destination. Revenue is generally billed weekly and collected within a week of delivery.

Delivery Charges

Cost of revenues includes direct costs incurred associated with the delivery charges from its independent drivers.

Operations Support Expenses

Operation support expenses include personnel costs for those directly serving customers as well as costs related to transportation insurance and outside services for customer support.

Selling Expenses

Sales and marketing expenses primarily consist of advertising costs and product marketing costs. Advertising expenses are expensed as they are incurred. These amounted to $3,506 for the year ended December 31, 2023.

General and Administrative Expenses

General and administrative expenses include corporate administrative payroll and benefit costs, amortization of internally developed software, insurance, and professional fees.

Income Taxes

The Company is a limited liability company and files partnership income tax returns. Taxable income is passed through to its members who are responsible for paying taxes rather than the Company. Consequently, no provision for federal nor state income taxes is reflected in the Company's accompanying financial statements.

Unit-Based Payment Arrangements

The Company accounts for unit awards in accordance with ASC 718, Compensation- Stock Compensation, which requires that all equity awards be accounted for at their fair value. Fair value is measured on the grant date and is equal to the underlying value of the unit.

Costs equal to these fair values are recognized ratably over the requisite service period based on the number of awards that are expected to vest, or in the period of grant for awards that vest immediately and have no future service condition. If the unit-based award contains a performance or market condition such, the Company will recognize the compensation cost associated with the award when the event is deemed probable to occur. The Company recognizes forfeitures related to stock awards as they occur.

Recently Adopted Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update No. 2016-13, Financial Instruments-Credit Losses: Measurement of Credit Losses on Financial Instruments. ASU 2016-13 requires measurement and recognition of expected credit losses for financial assets. In April 2019, the FASB issued clarification to ASU 2016-13 within ASU 2019-04, Codification Improvements to Topic 326, Financial Instruments-Credit Losses. ASC 326 is effective for fiscal years beginning after December 15, 2022. The Company adopted this standard on January 1, 2023, which had no material impact on the Company’s financial statements.

Recently Released Accounting Pronouncements

The Company does not believe that any recently issued accounting pronouncements not yet adopted will have a material effect on its financial statements.

3.          Commitments and Contingencies

BG Strategic Advisors (“BGSA”), a related party (see Note 7), is owed a fee contingent upon a sale of the company. Upon consummation of any transaction or multiple transactions, the Company will pay BGSA a success fee equal to 3.5% of the total valuation up to $13 million, plus 6% of the total valuation above $13 million, subject to a minimum success fee of $0.25 million. A transaction shall be deemed consummated as of the date on which the Company delivers signed closing documents effecting a transaction. Total valuation shall include the total enterprise value of the Company, which is calculated by adding the value of all cash, stock, debt, earn-outs, deferred and/or contingent payments and other property or items of value received by the Company or its shareholders; plus the value of any debt or liabilities (other than trade debt) paid off directly or assumed by the counterparty in a transaction (or its affiliate or designee); plus the value of any equity interest retained; plus an amount equal to the value of any cash or assets of the Company distributed to the Company’s shareholders as a dividend or otherwise, following the date of the agreement.

The Company entered into a consulting services agreement with a member of its Board of Managers in April 2017. Under this agreement, the consultant was granted 148,810 Class P Units in 2017 and in the event of a sale, will earn a bonus to be paid in cash of $261,550.

The Company, from time to time, is subject to litigation relating to matters in the ordinary course of business. The Company is not aware of any pending claims or litigation against the Company. The Company believes that any ultimate liability resulting from any litigation will not have a material adverse effect on the Company’s results of operations, financial position or cash flows.

4.          Members’ Equity

As of December 31, 2023, the Company was authorized to issue three classes of units: Series A, Class A and Class P.

Convertible Series A Unit

The Company was authorized to issue, and has issued, 733,331 Series A Units as of December 31, 2023. The Company has classified the Series A Units as equity as they are convertible into Class A Units of the Company and share in the risks and rewards of the Company’s equity, consistent with that of the Class A Units.

Voting

Each Series A Member has voting rights equal to an equivalent number of Class A Units into which it is convertible and votes together as one class with the Class A Units and Class P Units.

Rank and Liquidation Preference

The Series A Units ranks senior to all the securities with respect to the distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary. Additionally, each holder of a Series A Unit is owed a preferred return equal to 8% per annum on the outstanding Capital Contribution Account, as defined in the Operating Agreement, with respect to such Series A Members’ Series A Units. The preferred return will accrue from the date of the capital contribution made by the Series A Unit holders on a yearly basis (prorated for any partial year), and shall transfer with the Series A Units if sold.

Redemption

The Series A Unit is only redeemable upon a change in control or liquidation of the Company

Conversion

Each Series A Unit shall be convertible, at the option of the holder thereof, at any time and from time to time, and without the payment of additional consideration by the holder thereof, into such number of Class A Units as is determined by dividing the Original Issue Price of $5.6288 by the Conversion Price of $5.0659 multiplied by the number of Series A Units held. The “Conversion Price” shall initially be equal to the Original Issue Price. Upon the conversion of the Series A Units 814,815 would be issued as of December 31, 2023.

Class A Unit

Each holder of a Class A Unit has one vote per unit held on all matters that are submitted for member vote. At December 31, 2023, there were 2,800,000 shares of Class A Units authorized. At December 31, 2023, there were 1,093,149 units issued and outstanding.

Class P Unit

Each holder of a Class P Unit has one vote per unit held on all matters that are submitted for member vote. The Company was authorized to issue 683,439 Class P Units as of December 31, 2023. At December 31, 2023, there were 445,939 Class P Units issued and outstanding. The Company’s Class P units, when issued, were issued for advisory services to their holders, and represent “profits interests” that are only entitled to payment upon a deemed liquidation event. As there has not been a liquidation event, no compensation expense has been recognized to date. All of the Company’s Class P Units are fully vested as of December 31, 2023.

Liquidation preference for Members’ Equity units is as follows:

a)	first, to the extent of the aggregate accrued preferred return with respect to any holder of Series A Units as of and through the date of distribution exceeds the aggregate amount of distributions previously made above with respect to such Series A Units, to all such holders in proportion to and to the extent of their Series A Units’ respective amounts of such excess;
b)	next, to the holders of Series A Units in proportion to and to the extent of their Series A Units’ respective balances until the balances of each such holder of Series A Units has been reduced to zero;
c)	next, to the holders of Class A Units in proportion to and to the extent of their units’ respective balances until the balances of each such holder of Class A Units has been reduced to zero; and,
d)	finally, any balance to and among all of the holders of Units pro rata in accordance with their respective numbers of Units, taking into account the Series A Units on an as converted to Class A Unit basis; provided, however, that for each Class P Unit issued with a distribution threshold greater than zero, no distributions will be made to such Class P Unit from any liquidation event until the total distributions of net capital proceeds after the issuance of the Class P Unit equals that Class P Unit’s distribution threshold, and thereafter such Class P Unit is to receive its pro rata share of all additional distributions.

5.          Unit Appreciation Rights

The Company created a Unit Appreciation Rights (“UAR”) Plan in 2013 which was amended in June 2018. As part of the amendment, all existing rights holders were given new agreements. The vesting in the new agreements was consistent with the vesting already achieved in the old plan. A total of 237,500 UARs are available to be awarded under the Plan. The total number of UARs subject to an Award will become vested in accordance with the vesting schedule set forth in the Award agreement. Vesting will cease upon the termination of the participant’s employment (continuous service) or upon the death/disablement of the participant. The normal vesting schedule of the Award agreement is 25% and vests on the one-year anniversary of the grant. The remaining 75% will vest monthly over 36 calendar months in 36 equal portions. There was no activity on the UAR’s during the year ended December 31, 2023.

Of the 228,099 UARs issued, 181,398 were granted to currently active holders. The remaining 46,701 UARs are vested units with terminated holders, which remain with the holder unless the holder violates certain non-compete and non-solicitation clauses. The terminated UAR values are capped as of their termination date, and the holders of the UAR’s that have been terminated will receive the lesser of the fair market value of the UAR’s on the date of their termination, or the fair market value of the UAR’s upon a deemed liquidation in the event that there is a liquidation event that requires cash payment; they are available to the administrator for future grants and they do not count against the authorized, active pool of 237,500 units unless they are later granted by the administrator to active holders.

Because the value of these UARs is realized upon receiving proceeds from a deemed liquidation event, no compensation expense will be recorded until a liquidating event occurs. The Company will recognize expense related to these units once amounts are paid out to these units as part of a liquidation event.

6.          Concentrations

For the year ended December 31, 2023, one customer accounted for approximately 99% of the total revenues recognized. This one customer also accounted for 99% of the outstanding accounts receivable as of December 31, 2023.

7.          Related Party Transactions

BG Strategic Advisors (BGSA) has been engaged by the Company to provide strategic advisory services. BGSA is owned by a member of the Board of Directors of Delivery Circle and currently owns approximately 7.7% of the Company’s fully diluted common A units. BGSA earned $96,000 in 2023 for services provided and deferred payment of $48,000. The expense is included in general and administrative expenses of the statement of income. At December 31, 2023 $96,000 was due to BGSA under this agreement and is included within Accounts Payable on the balance sheet.

The CFO of the Company is a partner at a consulting firm engaged by the Company to provide professional services. During the year ended December 31, 2023, the Company incurred $69,500 of expenses for services provided. The expense is included within general and administrative expenses on the statement of income. As of December 31, 2023, the Company owed $6,300 to the related party and is included within accounts payable on the balance sheet.

8.          Subsequent Events

Line of Credit Agreement

On April 10, 2024 Delivery Circle entered into a $300,000 line of credit agreement (the “Note”) with PNC Bank, expiring April 10, 2025. The Note bears interest at a rate per annum which is equal to the sum of (A) Daily SOFR plus (B) 350 basis points (3.50%).

ConnectM Purchase

On August 5, 2024, a Delivery Circle shareholder entered into a purchase agreement (the “Purchase Agreement”) with ConnectM Technology Solutions, Inc. (“ConnectM”) for the purposes of ConnectM acquiring from the Delivery Circle shareholder certain of their issued and outstanding equity securities of the Company. Pursuant to the Purchase Agreement, at the closing of the transactions contemplated therein, ConnectM purchased from the shareholder certain membership interests in Delivery Circle, comprising 842,157 Class A Units, 207,843 Class P Units and 3,063 Series A Units, which represent issued and outstanding equity securities of Delivery Circle comprising (i) forty-six percent (46.0%) of the equity interests in Delivery Circle and (ii) fifty-seven percent (57.0%) of the voting interests in Delivery Circle.

The purchase price associated with the Purchase agreement is $520,000, plus the lowest of (i) the base amount (“Base Amount”) as set forth in the schedule below, (ii) twenty percent (20%) of the amount of the Company’s revenue growth for each of the years ended December 31, 2024 through December 31, 2031, or (iii) thirty-seven percent (37%) of the Company’s earnings before interest, income taxes, depreciation, and amortization for each of the years ended December 31, 2024 through December 31, 2031.

The Base Amount for each of the years ended December 31, 2024 through December 31, 2031 is as follows:

Measurement Year	Base Amount
2024	$355,000
2025	288,147
2026	488,416
2027	473,357
2028	591,696
2029	739,620
2030	924,525
2031	$854,669

The ConnectM purchase does not trigger the contingencies described in Note 3 nor does it trigger the UARs disclosed in Note 4 to be payable.